Exhibit 5.1

2001 ROSS AVENUE	AUSTIN	NEW YORK
DALLAS, TEXAS	BRUSSELS	PALO ALTO
75201-2980	DALLAS	RIYADH
	DUBAI	SAN FRANCISCO
TEL +1 214.953.6500	HOUSTON	WASHINGTON
FAX +1 214.953.6503	LONDON
BakerBotts.com

June 8, 2022

Martin Midstream Partners L.P.

Martin Midstream Finance Corp.

4200 Stone Road

Kilgore, Texas 75662

Ladies and Gentlemen:

We have acted as counsel to Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), Martin Midstream Finance Corp., a Delaware corporation (“Finance Corp.”), Martin Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), Martin Operating GP LLC, a Delaware limited liability company (“Operating GP”), Redbird Gas Storage LLC, a Delaware limited liability company (“Redbird”), Talen’s Marine and Fuel LLC, a Louisiana limited liability company (“Talen’s”), and Martin Transport, Inc., a Texas corporation (“MTI” and together with Operating Partnership, Operating GP, Redbird and Talen’s, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering (i) securities that may be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $250,000,000 and (ii) securities that may be sold by Martin Resource LLC, Cross Oil Refining and Marketing Inc. and Martin Product Sales LLC (the “Selling Unitholders”) from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”) that may be issued and sold by the Partnership (the “Primary Units”); (ii) 6,114,532 Common Units that may be issued and sold by the Selling Unitholders; (iii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness, which may be co-issued by Finance Corp. (the “Debt Securities”); and (iv) guarantees (the “Guarantees”) of such Debt Securities by one or more of the Subsidiary Guarantors. The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

As the basis for the opinion hereinafter expressed, we examined the Registration Statement and the prospectus contained therein (the “Prospectus”), the Third Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, the Second Amended and Restated Limited Liability Company Agreement of Martin Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Certificate of Formation of the General Partner, each as amended to the date hereof, the Bylaws of Martin Resource Management Corporation, a Delaware corporation and the holder of all of the voting interest in MMGP Holdings, LLC, the sole member of the General Partner, and the Certificate of Incorporation of Martin Resource Management Corporation, each as amended to the date hereof, the Certificate of Incorporation of Finance Corp. and the Bylaws of Finance Corp., each as amended to the date hereof, the limited liability company agreement or agreement of limited partnership, as applicable, and other governing documents of each of the Subsidiary Guarantors, the forms of the Partnership’s senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the “Indentures”), the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law,

Martin Midstream Partners L.P.	June 8, 2022
Martin Midstream Finance Corp.

the Texas Business Organizations Code, the Louisiana Limited Liability Company Law, corporate records and documents related to the Partnership, the General Partner, Martin Resource Management Corporation, Finance Corp. and each of the Subsidiary Guarantors, certificates of the Partnership, the General Partner, Martin Resource Management Corporation, Finance Corp. and each of the Subsidiary Guarantors and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the original copies of such documents.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued (with respect to the Primary Units) and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors, as applicable, and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates, if any, for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, (b) any Selling Unitholder, if applicable, has taken all necessary action to approve the transfer of such Common Units, the terms of the offering thereof and related matters and (c) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and any Selling Unitholder, if applicable, upon payment of the consideration therefor provided for therein, such Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, no purchaser thereof will have any obligation to make further payments for their purchase of the Common Units or contributions to the Partnership solely by reason of the purchasers’ ownership of the Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

2.

With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act

Martin Midstream Partners L.P.	June 8, 2022
Martin Midstream Finance Corp.

of 1939, as amended, (c) the Partnership, Finance Corp. and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (d) such Debt Securities and Guarantees have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. and the Subsidiary Guarantors, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Subsidiary Guarantors, enforceable against the Partnership, Finance Corp. and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the federal laws of the United States of America, the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law, the Texas Business Organizations Code and the Louisiana Limited Liability Company Law each as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

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